BRF
1Q14 RESULTS



The results of the first quarter of 2014 consolidate the Companies of BRF S.A..

All statements contained herein with regard to the Company's business prospects, projected results and the potential growth of its business are mere forecasts, based on local management expectations in relation to the Company's future performance. Dependent as they are on market shifts and on the overall performance of the Brazilian economy and the sector and international markets, such estimates are subject to changes.

1Q14 RESULTS

1Q14 RESULTS HIGHLIGHTS

NET SALES	R$ 7.3 billion with a growth of 1.8% in relation to 1Q13
GROSS PROFIT	reached R$ 1.9 billion, 11.5% higher than 1Q13, an increase of 2.3 p.p. of gross margin
EBITDA	reached R$ 860.8 million, 7.1% higher, with an EBITDA margin of 11.7% against 11.1% in 1Q13
NET INCOME	reached R$ 315.4 million and net margin of 4.3% against 5.0% in 1Q13

OPERATIONAL HIGHLIGHTS 1Q14

Domestic Market:

- Simplification of the operation structure which resulted in the reduction from five to three hierarchical levels between the job positions at the industrial plants and senior management, resulting in greater agility and supply chain integration
- Roll out of the new go-to-market (GTM) process in the states of Minas Gerais and São Paulo the Central-West and Central-North regions in 1Q14 with the goal of improving results through an analysis of categories, regions and channels. Implementation scheduled throughout Brazil by the end of the first half of the year

Export Market:

- Simplification and reduction of BRF's international structure from six to four operating regions
- Focus on increase of profitability by reducing export volumes to the overseas market
- In order to reach the final consumer and to increase our sales of value added products we signed a binding offer with the shareholders of Al Khan Foods LLC ("AKF") for the acquisition of 40% of participation in AKF's capital stock and acquisition of 100% of the economic rights of Federal Foods

OPERATING PROFIT EVOLUTION
1Q14 vs 1Q13 - R$ million



+5.8%
531
149
118
DM -64
FS - 15
Dairy -39
562
1Q13 EBIT
Export Market
Brazil (DM, FS, Dairy)
1Q14 EBIT

NET SALES EVOLUTION

R$ million



+1.8%
volume -7.4%
price/mix +10.0%
7,209
7,525
7,578
8,208
7,339
1Q13
2Q13
3Q13
4Q13
1Q14

GROSS PROFIT
R$ million


Δ: 11.5%
+2.3pp
1,697
1,877
1,912
2,082
1,893
23.5%
24.9%
25.2%
25.4%
25.8%
1Q13
2Q13
3Q13
4Q13
1Q14

EBIT
R$ million


Δ:+5.8%
+0.3pp
531
503
464
462
562
7.4%
6.7%
6.1%
5.6%
7.7%
1Q13
2Q13
3Q13
4Q13
1Q14

EBITDA
R$ million


Δ:+7.1%
+0.6pp
804
801
754
773
861
11.1%
10.6%
9.9%
9.4%
11.7%
1Q13
2Q13
3Q13
4Q13
1Q14

NET INCOME
R$ million



Δ:-12.0%
-0.7pp
359
5.0%
208
2.8%
287
3.8%
208
2.5%
315
4.3%
1Q13
2Q13
3Q13
4Q13
1Q14

NET SALES BREAKDOWN (%) 1Q14

BY PRODUCT – 1Q14


Food Services 5.5%
Other Sales 3.3%
Dairy 8.9%
Poultry 31.8%
Processed 41.7%
Pork / Beef 8.8%

BY MARKET – 1Q14


Export Market 42.7%
Domestic Market 57.3%

COST OF GOODS SOLD (COGS)

COGS/sales VOLUME
(R$/kg)



Δ:+6.8%
3.81
3.71
3.97
4.17
4.07
1Q13
2Q13
3Q13
4Q13
1Q14

SALES, GENERAL AND ADMINISTRATIVE EXPENSES (SG&A) - R$ million



1,105
1,259
1,291
1,432
1,214
15.3%
16.7%
17.0%
17.4%
16.5%
1Q13
2Q13
3Q13
4Q13
1Q14
% SG&A / NET SALES

FINANCIAL POSITION

LIQUIDITY
(Cash & Cash Equivalents)


R$ Bilion
3.2
1.0
2.2
3.8
1.1
2.7
4.0
1.1
2.9
5.0
1.2
3.8
5.2
1.1
4.1
1Q13
2Q13
3Q13
4Q13
1Q14
Cash & cash equivalents
Revolving Credit

NET DEBT


R$ Billion
10.0
6.0
4.0
4.0
2.9
1.1
6.0
3.1
2.9
Gross Debt
Cash & cash equivalents
Net Debt*
R$
Foreign Exchange

* Including hedge positions

FINANCIAL POSITION

COSTS, TERMS AND PROFILE

	R$	US$	Total
Average Cost (Annual)	6.90%	5.50%	
Average Term (Years)	2.0	6.4	4.9



OTHERS 2%
RURAL 11%
CAPITAL MARKET 54%
TRADE FINANCE 21%
BNDES AND OTHERS 12%

DEBT MATURITY SCHEDULE

R$ million

2014	2015	2016	2017	2018 on	TOTAL
1,968	969	314	932	5,744	9,928

1,130 (rural credit)

FINANCIAL LEVERAGE
R$ million


7,152
7,423
7,196
6,784
5,990
2.77
2.59
2.29
2.17
1.88
1Q13
2Q13
3Q13
4Q13
1Q14
Net Debt
Net Debt/ EBITDA

EXCHANGE RATE*	= R$ 2.01	R$ 2.22	R$ 2.23	R$ 2.34	R$ 2.26

- Reduction in leverage given the improvement in both operating performance and also capex/working capital discipline

* Exchange Rate of the last day of each quarter

INVESTMENTS 1Q14
R$ million



GUIDANCE 2014 – R$ 1.5 billion
73
67
57
120
13
6
Growth
Support
Efficiency
Biological Assets
Acquisitions/ Others
Leasing
CAPEX: R$ 336 million

Financial Cycle

(Receivables + Inventaries – Payables)/Net Sales



% 3 Accounts / Net Sales
17%
16%
15%
14%
13%
12%
11%
10%
9%
63.4
63.1
68.5
67.4
65.5
65.5
61.3
56.0
58.4
57.4
56.2
49.5
41.8
15.7%
15.6%
16.8%
17.1%
16.2%
16.3%
15.3%
14.5%
14.8%
14.6%
14.0%
13.0%
11.0%
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12
3Q12
4Q12
1Q13
2Q13
3Q13
4Q13
1Q14
70
65
60
55
50
45
40
Working Ccapital(days)
3 Accounts/Net Sales
Financial Cycle

FREE CASH FLOW EVOLUTION



FCF (EBITDA – Change in Working Capital - Capex)
R$ MM
338
290
(117)
(311)
83
(221)
55
198
69
365
518
578
1,133
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12
3Q12
4Q12
1Q13
2Q13
3Q13
4Q13
1Q14

TOTAL 1Q14: 39 LAUNCHES


Batavo
Batavo


Batavo
Pense
Zero
Batavo
Pense
Zero


Sadia
Sabor & Equilíbrio
Peito de Peru

DOMESTIC MARKET

5 New SKUs

FOOD SERVICES

13 New SKUs

EXPORT MARKET

17 New SKUs

DAIRY

4 New SKUs


Qualy
Aéra
Sadia


Sadia
Frango Fácil!
Inteiro
Sadia
Frango Fácil!
Coxas
Sadia
Frango Fácil!
Sobrecoxas

MARKET SHARE (VALUE)


53.5%
60.3%
51.0%
56.7%
11.2%
Specialty meat
Frozen Processed Meat *
Pizzas
Margarines
Dairy Products

Frozen Processed Meat, Margarines and Dairy Products: basis feb/mar 14
Pizzas and Specialty Meat: basis jan/feb 14

Source : AC Nielsen

* Since 2014 we have begun to report the data for Frozen products jointly, following Nielsen standards to the market (historically BRF reported these data segmented in frozen meat and frozen pasta).

DOMESTIC MARKET

DOMESTIC MARKET NET SALES EVOLUTION
R$ million



+3.6%
volume -2.7%
price/mix +6.5%
3,104
3,094
3,194
3,586
3,215
1Q13
2Q13
3Q13
4Q13
1Q14

DOMESTIC MARKET



GROWTH
(1Q14 vs 1Q13)
Net Sales
Volume
Price/mix
3.6%
-2.7%
6.5%



EBIT
(R$ million)
Δ:-15.4%
-2.4pp
417
353
13.4%
11.0%
1Q13
1Q14

- Decline in volume, largely a reflection of the Company's Other Sales item which fell 16% due to the divestment of a hog slaughtering plant in May 2013. Processed product volume rose 1%.
- Year-on-year comparison of EBIT distorted by results for 1Q13 – one of the best quarters in BRF's history.



SHARE OF TOTAL NET SALES 1Q14 43.8%

GROWTH – 1Q14 vs 1Q13
(without other sales)


Net Sales
Volume
Price/mix
4.8%
0.7%
4.1%

- If we exclude the other sales line from the result for domestic market sales, there would have been a growth in volumes of 0.7% and of price/mix of 4.1%.



SHARE OF TOTAL NET SALES 1Q14 43.8%

EXPORT MARKET

EXPORT MARKET

brf


GROWTH
(1Q14 vs 1Q13)
Net Sales
Volume
Price/mix
-0.8%
-11.1%
11.5%


EBIT
(R$ million)
Δ:+432.5%
+4.9pp
35
1.1%
184
6.0%
1Q13
1Q14

- Volume in 1Q14 was impacted principally by the decline of 57.3% of volume in the markets of Eurasia, due to the embargo on Brazilian exports to the Ukraine and the 29.2% drop in sales to the Americas due to the decline in business in Venezuela
- The improvement in product mix, economic recovery in the European market and currency devaluation all contributed to the increase the average price.



SHARE OF TOTAL NET SALES 1Q14 41.8%

EXPORT MARKET – 1Q14

MIDDLE EAST

- The increase in sales revenue in 1Q14 compared with 1Q13 reflects higher volumes for local operations and the exchange effect, partially offsetting the decline in USD prices

NET SALES
(R$ million)


+1.4 %
1,071
1,086
1Q13
1Q14

Volume
1Q14 vs 1Q13:
+3.2%

EUROPE

- The continuing economic recovery in Europe reflected in improved prices, contributing to the increase in revenue
- Decline in volumes in 1Q14 due to the reduction in 'extra-quota' exports of chicken breast and portfolio rationalization

NET SALES
(R$ million)


+34.9 %
417
562
1Q13
1Q14

Volume
1Q14 vs 1Q13:
-5.2%

EXPORT MARKET – 1Q14

EURASIA

- Reduction of revenue in 1Q14 due largely to the Ukraine embargo with the suspension of Brazilian exports, representing a significant decline in volume

FAR EAST

- Normalization of local inventories in the Japanese market has increased average prices in 1Q14 and consequently, revenue in the 1Q14
- The spike in demand in China due to the Chinese New Year contributed to an increase in revenue.

NET SALES
(R$ million)


-43.4 %
261
148
1Q13
1Q14

Volume
1Q14 vs 1Q13:
-57.3%

NET SALES
(R$ million)


+15.0 %
609
700
1Q13
1Q14

Volume
1Q14 vs 1Q13
+2.8%

EXPORT MARKET – 1Q14

AMERICAS

- Decline in volume in 1Q14 when compared with 1Q13, principally due to a decline in exports to Venezuela

NET SALES
(R$ million)


-19.5 %
521
419
1Q13
1Q14

Volume
1Q14 vs 1Q13:
-29.2%

AFRICA

- Decline in revenue and volume principally due to the initial adjustments to the portfolio, prioritizing higher value added products.

NET SALES
(R$ million)


-15.9 %
258
217
1Q13
1Q14

Volume
1Q14 vs 1Q13:
-20.2%

FOOD SERVICES

GROWTH
(1Q14 vs 1Q13)


Net Sales
Volume
Price/mix
9.8%
14.4%
-4.1%

EBIT
(R$ million)


Δ:-28.7%
-4.9pp
51
36
14.0%
9.1%
1Q13
1Q14

- Increase in volumes in 1Q14 due principally to the growth in the elaborated/processed categories and other sales.
- Decrease in operating margins in 1Q14 in relation to 1Q13 due to production cost pressures



SHARE OF TOTAL NET SALES 1Q14 5.5%

DAIRY

DAIRY

GROWTH
(1Q14 vs 1Q13)



Net Sales
Volume
Price/mix
1.3%
-14.0%
17.8%

EBIT
(R$ million)



Δ:-137.9%
-6.1pp
29
4.4%
-1.7%
-11
1Q13
1Q14

- Higher average prices in 1Q14 resulting in falling volumes of UHT milk sales.



SHARE OF TOTAL NET SALES 1Q14 8.9%

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